Exhibit 23.1
DE MEO, YOUNG, MCGRATH
A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
www.dymco.net	www.dymco.net

ANTHONY DE MEO, CPA*, ABV,PFS	MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA	DONALD J. CAMPAGNA, CPA*, CFP
DAVID I. STOCKWELL, CPA	LAWRENCE E. DEBRUNNER, CPA
BARRY E. WAITE, CPA	____________________
ROBERTA N. YOUNG, CPA	*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form SB-2/A, covering the registration of 42,525,000 shares of common stock, of our report dated October 11, 2005 included in the annual report on Form 10-KSB/A of Ignis Petroleum Group, Inc. for the year ended June 30, 2005, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ DeMeo, Young, McGrath

Fort Lauderdale, Florida, November 13, 2006

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION;
SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC
ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS